Exhibit 10.7

                                     FORM OF

                          TRIZECHAHN (USA) CORPORATION

                             2002 STOCK OPTION PLAN


1.   PURPOSE OF PLAN

          The purpose of the TrizecHahn (USA) Corporation 2002 Stock Option Plan (the "Plan") is to attract, retain and motivate persons of training, experience and leadership as directors, officers and key employees of the Company (as defined below) and its subsidiaries and to advance the interests of the Company by affording its key employees the opportunity, through options to purchase shares of the Company, to acquire an increased proprietary interest in the Company. Options will also be granted under the Plan in connection with the Corporate Reorganization (as defined below).

          The Plan shall become effective as of the date of the Corporate Reorganization, which date shall be on or after the date of shareholder approval, in accordance with applicable law and the listing requirements of the applicable stock exchange.

2.   DEFINED TERMS

2.1 Defined Terms. When used herein, the following terms shall have the following meanings, respectively:

          "Aggregate Limit" means the aggregate number of Shares authorized for issuance under the Plan.

          "Board" means the board of directors of the Company or, if established and duly authorized to act, a committee of the board of directors of the Company.

          "Cause", with respect to an Optionee, has the meaning set forth in such Optionee's Option Agreement.

          "Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

          "Committee" has the meaning attributed thereto in Article 3.

          "Company" means TrizecHahn (USA) Corporation, a Delaware corporation, and includes any successor corporation thereof.

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          "Corporate Reorganization" means the plan of arrangement pursuant to
Canadian law, pursuant to which the Company will become a publicly traded real estate investment trust which owns all of the U.S. assets currently owned by TrizecHahn Corporation and its subsidiaries.

          "Date of Grant" means the date on which an Option is granted to an Optionee, as set forth in the applicable Option Agreement.

          "Employee" means any person who is an employee of the Company or one of its Subsidiaries, including employees who are officers or members of the Board.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" of a Share as of any date means:

     (a) if the Shares are listed on an established stock exchange or exchanges (including, for this purpose, the NASDAQ National Market), the average of the highest and lowest sale prices of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Committee, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted;

     (b) if the Shares are not then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The NASDAQ Small Cap or OTC Electronic Bulletin Board, as appropriate, on such date; or

     (c) if the Shares are not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Committee; provided, however, that, when appropriate, the Committee, in determining Fair Market Value of the Shares, may take into account such factors as it may deem appropriate under the circumstances.

          "Former Employee" means an individual who is a former Employee as of the effective date of the Corporate Reorganization.

          "Key Advisor" means an advisor who performs services for the Company or any of its Subsidiaries.

          "Non-Employee Director" means a member of the Board who is not an Employee.

          "Option" means a nonstatutory option to purchase Shares granted under the Plan. Options granted under the Plan are not intended to satisfy the requirements applicable to incentive stock options as contemplated by Section 422 of the Code.

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          "Option Agreement" means a written agreement or certificate, executed by the Company and, if so required by the Committee, by the Optionee, which sets forth the terms and conditions of an Option.

          "Option Price" means the price at which a Share may be purchased under an Option, as the same may be adjusted from time to time in accordance with
Article 8 hereof.

          "Optionee" means an Employee, Key Advisor or Non-Employee Director to whom an Option has been granted.

          "Plan" means the 2002 Stock Option Plan of the Company, as the same may be amended from time to time.

          "Shares" means the common stock of the Company, par value $0.01, or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

          "Subsidiary" means any entity (whether or not incorporated) in an unbroken chain of entities beginning with the Company that is directly or indirectly controlled by the Company. For purposes of this definition, control means the ownership of 50 percent or more of the total combined voting power of all classes of stock in such entity.

2.2 Rules of Construction. Unless the context requires otherwise, the use of masculine pronouns shall also refer to feminine pronouns and the use of a singular noun shall also refer to the plural. Unless otherwise stated, references to articles and sections refer to articles and sections of the Plan.

3.    ADMINISTRATION OF THE PLAN

3.1 The Committee. The Plan shall be administered by the Committee whose members are appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, and vacancies occurring in the Committee shall be filled by the Board. Except as the Board may otherwise determine in connection with a change in applicable law or other relevant circumstances, a person may serve on the Committee only if he (a) is a Non-Employee Director for purposes of Rule 16b-3 of the Exchange Act and (b) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Code.

3.2 Actions by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and place as it shall deem advisable. A majority of members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present at any meeting. Any action of the Committee may be taken by an instrument in writing signed by all of the members of the Committee, and any action so taken shall be as effective as if it had been taken by a vote of the majority of the members of the Committee present at a meeting of the members of the Committee duly called and held.

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3.3   Powers of the Committee. The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan; (b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes; (c) to determine the number of Shares covered by each Option; (d) to determine the Option Price; (e) to determine the time or times when Options will be granted and exercisable; (f) to determine if the Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option; and (g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all persons who have received Options under the Plan and all other interested persons. Notwithstanding anything in this Section 3.3 to the contrary, Options granted in connection with the Corporate Reorganization need not be approved by the Committee.

3.4 Liability; Indemnification. No member of the Committee, nor any individual to whom any authority of the Committee shall have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Options granted thereunder. Each member of the Committee and each person to whom the Committee delegates authority hereunder shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Bylaws of the Company or similar organizational documents, as amended from time to time.

4.   SHARES SUBJECT TO THE PLAN

4.1 Maximum Number Authorized. Options may be granted in respect of authorized and unissued Shares, provided that the Aggregate Limit, subject to adjustment or increase of such number pursuant to the provisions of Article 8, shall not exceed 19,000,000. No fractional shares may be purchased or issued under the Plan.

4.2 Share Counting. For purposes of Section 4.1, Shares shall count against the Aggregate Limit only when issued in respect of an Option. Thus, in the event that any Option expires unexercised or is forfeited, terminated, surrendered or cancelled without being exercised or settled, as the case may be, in whole or in part for any reason, then, as the Shares covered by such Option (or, in the case of partial forfeiture, termination, surrender or cancellation, covered by the portion of the Option forfeited, terminated, surrendered or cancelled) will not have been issued in respect of the Option, they shall remain available for subsequent Options, upon such terms as the Committee may determine. Similarly, any Shares withheld or transferred to the Company upon exercise or settlement of an Option, including, without limitation, Shares used to satisfy tax obligations, shall again be available for subsequent Options under the Plan.

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5.   ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1 Persons Eligible to Receive Options. All Employees and all Non-Employee Directors shall be eligible to receive Options under the Plan. Key Advisors shall be eligible to receive Options under the Plan, provided they render bona fide services that are not in connection with the offer or sale of securities in a capital raising transaction. In connection with the Corporate Reorganization, Employees, Former Employees and Non-Employee Directors holding options to purchase subordinate voting shares of TrizecHahn Corporation that will be cancelled in exchange for Options shall be eligible to receive such Options under the Plan.

5.2 Selection of Optionees. Except for any Options granted in connection with the Corporate Reorganization, the Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Options and shall determine the number of Shares subject to a particular Option in such manner as the Committee determines.

5.3 Terms of Options. Unless otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee and set forth in the Option Agreement; provided, however, that if no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

     (a) With respect to all Options, except Options issued in connection with the Corporate Reorganization:

               (i) The period during which the Option shall be exercisable shall be seven years from the Date of Grant.

               (ii) Each Option shall vest one-fourth on the first anniversary of the Date of Grant and on each of the three subsequent anniversaries of the Date of Grant.

               (iii) An Option may be exercised with respect to not more than one-fourth of the Shares covered by such Option during any one 12-month period commencing one year after the Date of Grant; provided, however, that if the number of Shares exercised under the Option in any 12-month period is less than one-fourth of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option which were exercisable, but not exercised by the Optionee, during such 12-month period; and provided further that no Option shall be exercised until it is vested.

     (b)  With respect to Options granted in connection with the Corporate
          Reorganization:

               (i) The following terms shall be the same as the terms of the options being replaced: number of Shares underlying each Option, vesting schedule and

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          exercise price, (converted from Canadian dollars into U.S. dollars using the exchange rate prevailing on the effective date of the Corporate Reorganization).

               (ii) The period during which such Options shall be exercisable shall expire on the later of (x) the original expiration date of the replaced options, determined by the date on which they were granted by TrizecHahn Corporation and (y) 66 months from the effective date of the Corporate Reorganization; provided, however that this Section 5.3(b)(ii) shall not apply to Optionees who are Former Employees.

               (iii) Except as set forth in this Section 5.3(b) and Section 5.4, such Options shall be subject to all provisions of the Plan, including without limitation, Section 6.

5.4 Minimum Option Price. The Option Price on Shares that are the subject of any Options, except Options that are granted in connection with the Corporate Reorganization, shall not be less than the Fair Market Value of the Shares on the Date of Grant.

5.5 Maximum Option Period. In no event may the term of an Option exceed ten years from the time of the grant of the Option.

5.6 Limit on Options to Any Person. The maximum number of Shares for which Options may be granted to any Optionee during each fiscal year of the Company shall be 4,000,000, which limit shall be construed and applied consistent with
Section 162(m) of the Code and subject to adjustment pursuant to Article 8.

5.7 Option Non-Assignable. The Option is personal to the Optionee and is non-assignable. Accordingly, no Option acquired directly or indirectly under the Plan may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will, the applicable laws of descent and distribution or as required by law, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted therein shall be null and void and without effect. An Option may be exercised only by the Optionee during his lifetime and, following the Optionee's death, may be exercised pursuant to Section 6.2(b), unless the Committee determines otherwise, only by the Optionee's estate or by the person who acquires the right to exercise such Option on his death by bequest or inheritance.

6.   EXPIRATION OF OPTIONS

6.1 General Rule. Subject to Section 6.3 hereof, an Option granted to an Optionee and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon (a) the termination of the employment of the Optionee by the Company or any Subsidiary, in the case of an Optionee who is an Employee,
(b) the date on which the Optionee ceases to be a Non-Employee Director, in the case of an Optionee who is a Non-Employee Director, and (c) the date on which an Optionee ceases to be a Key Advisor other than, in each of the foregoing cases, in the circumstances referred to in Section 6.2 hereof.

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6.2   Extended Rights.

     (a) If, before the expiration of an Option in accordance with the terms thereof, the employment of an Optionee who is an Employee has terminated for any reason whatsoever other than (a) termination by the Company for Cause, (b) death, or (c) disability, then the Optionee shall have a period of 30 days following the day when the Optionee ceased to be an Employee within which the Optionee may exercise any Options that were vested and unexercised at the date such employment ceased and any such Options that remain unexercised at the end of such period shall terminate.

     (b) If, before the expiration of an Option in accordance with the terms thereof, an Optionee ceases to be an Employee, Non-Employee Director or Key Advisor by reason of death or disability, the Optionee (or the legal personal representatives of the Optionee in the event of death) may exercise such Option (whether or not vested) at any time within the one-year period following the date on which the Optionee ceased to be an Employee, Non-Employee Director or Key Advisor, as the case may be.

     (c) The Committee may, in its absolute discretion (and if the Optionee is a Key Advisor or an Employee other than an officer within the meaning
          Section 16(a) of the Exchange Act, the President may, in his absolute discretion), extend the period within which an outstanding Option, whether vested or unvested, may be exercised so that such Option may, subject to the amended terms thereof and any other terms of the Plan, be exercised by the Optionee during any period of time determined by the Committee or the President, as the case may be, but such period shall not end later than the original expiration date of the Option.

6.3 Change of Employment. Options shall not be affected by any change of employment of the Optionee if, following such change, the Optionee is an Employee or a Non-Employee Director. If expressly permitted in the Option Agreement, an Optionee who is an Employee or Non-Employee Director on the Date of Grant and who subsequently ceases to be an Employee or Non-Employee Director and becomes a Key Advisor may retain the Options on the same terms and conditions as in effect on the Date of Grant.

7.     EXERCISE OF OPTIONS

7.1 Notice and Payment. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Company at its head office of a written notice of exercise specifying the number of Shares with respect to which the Option is being exercised. Payment for the Shares issuable upon exercise of the Option shall be made in full and:

     (a)  in cash; or

     (b) by such other method as the Committee in its discretion may approve (e.g., if the Shares are listed on an exchange or quoted on an automated quotation system,

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          through a "cashless" exercise procedure that affords Optionees the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option pursuant to Section 7.3).

7.2 Conditions Precedent to Issuance of Shares. Certificates for Shares pursuant to the exercise of an Option will be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment in full of the Option Price. Notwithstanding any of the provisions contained in the Plan or in any Option Agreement, the Company's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and (c) the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any applicable jurisdiction. In this connection the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

7.3 Taxes. The Company shall have the right to require Optionees or their beneficiaries or legal representatives exercising an Option or disposing of Shares acquired pursuant to the exercise of an Option to reimburse the Company or any appropriate Subsidiary an amount sufficient to satisfy all withholding tax requirements. In lieu thereof, the Company or appropriate Subsidiary, as the case may be, shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or any Subsidiary to the Optionee upon such terms and conditions, if any, as the Committee may determine. The Company may, in its discretion, hold the Share certificates to which such Optionee is entitled upon the exercise of an Optionee as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. The Committee also may, in its discretion, permit an Optionee to satisfy the minimum statutory tax-withholding obligation either by (a) surrendering Shares owned by the Optionee or (b) having the Company withhold Shares otherwise deliverable to the Optionee. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

8.   CERTAIN ADJUSTMENTS

8.1 General Rule. The existence of the Plan, the Option Agreements and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (b) any merger or consolidation of the Company, (c) any dividend or other distribution, (d) any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to, or affect the common stock or the rights thereof, or which are convertible into, or exchangeable for,

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common stock, (e) the dissolution or liquidation of the Company, (f) any sale or transfer of all or any part of its assets or business, or (g) any other corporate act or proceeding, whether of a similar character or otherwise.

8.2 Recapitalization or Reorganization. Notwithstanding any provision of the Plan or any Option Agreement to the contrary, in the event of any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, (a) such proportionate adjustments or substitutions as may be necessary (in the form determined by the Committee in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Optionees with respect to the aggregate number of Shares for which Options in respect thereof may be granted under the Plan, the number of Shares of common stock covered by each outstanding Option, and the Option Prices in respect thereof and (b) the Committee may make such other adjustments or substitutions, consistent with the foregoing, as it deems appropriate in its sole discretion. The determination of the Committee, as to any substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.

9.   AMENDMENT OR TERMINATION OF THE PLAN

          Subject to any approval of the shareholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law, the Committee may amend, suspend or terminate the Plan at any time; provided, however, that no amendment to increase the maximum number of Shares that may be optioned under the Plan shall be effective until confirmed by such vote of the shareholders of the Company as may be required under applicable stock exchange rules; and provided further that no amendment that would adversely alter an Option previously granted to an Optionee under the Plan shall have retrospective effect without the consent of the Optionee. Notwithstanding the foregoing, the Committee shall have the right to amend, modify or remove the provisions of the Plan which are included to permit the Plan to comply with the "performance-based" exception to Section 162(m) of the Code if Section 162(m) of the Code is subsequently amended, deleted or rescinded.

10.  RIGHTS AS A SHAREHOLDER

          The holder of an Option shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option until the issuance of a certificate for Shares upon the exercise of such Option.

11.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

11.1 General Rule. The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors, and the Committee shall interpret and administer the provisions of the Plan or any Option Agreement in a manner consistent therewith. To the extent any provision of the Plan or Option Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Option Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the

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price and amount of Options) shall be deemed automatically to be incorporated by reference into the Plan or such Option Agreement insofar as Optionees subject to
Section 16 of the Exchange Act are concerned.

11.2 Avoidance of Liability. Notwithstanding anything contained in the Plan or any Option Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on an Optionee pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

12.  MISCELLANEOUS

12.1 Shareholder Approval. The shareholders of the Company shall duly approve this Plan and any amendments to the Plan requiring shareholder approval within the time frames required by the Code and applicable stock exchange rules. If such shareholder approval is not obtained, then any Options granted hereunder shall be automatically rescinded.

12.2 No Right to Employment. Nothing in the Plan or in any Option Agreement, nor the grant of any Option, shall confer upon any individual any right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or interfere with or limit the right of the Company or any Subsidiary to modify the terms of, or terminate, such individual's employment at any time.

12.3 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if (a) sent by (i) registered or certified mail, (ii) a nationally recognized courier service or (iii) facsimile and (b) are addressed
(i) to the Optionee at the Optionee's address as set forth in the books and records of the Company or (ii) to the Company or the Committee at the principal office of the Company.

12.4 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Governing Law. The Plan shall be governed by the law of the State of Delaware (determined without regard to the choice of law provisions thereof). Any Option Agreement may, if the Committee so determines, provide that it shall be governed by a law other than that of Delaware (e.g., the law of the principal place of business or residence of the Optionee or of the jurisdiction of incorporation of a Subsidiary). Each Optionee shall, by accepting an Option, consent to the jurisdiction of the federal and state courts located in New York, New York or Chicago, Illinois.

12.6 Term of Plan. The Plan shall have no specific term and shall continue in effect until all available shares have been issued, unless earlier terminated pursuant to Article 9.

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12.7 Impact on Other Plans. This Plan shall not be deemed to provide compensation to Optionees for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

Executed as of this ___th day of [MONTH], 2002.



                                         TRIZECHAHN (USA) CORPORATION



                                         by
                                            ------------------------------------
                                             [Name]
                                             [Title]



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